                                  EXHIBIT d.(v)

                              Amendment Number 4 to
                         Investment Management Agreement

                              AMENDMENT NUMBER 4 TO
                         INVESTMENT MANAGEMENT AGREEMENT

         Pursuant to the Investment Management Agreement between HL Investment Advisors, LLC ("HL Advisors"), formerly known as Hartford Investment Advisors, Inc., and Hartford Series Fund, Inc. (the "Company") dated May 29, 1998, as amended (the "Agreement"), Hartford Focus HLS Fund, Hartford International Capital Appreciation HLS Fund, Hartford International Small Company HLS Fund, Hartford MidCap Value HLS Fund and Hartford Value HLS Fund are hereby included in the definition of Portfolio. All provisions in the Agreement shall also apply to the management of Hartford Focus HLS Fund, Hartford International Capital Appreciation HLS Fund, Hartford International Small Company HLS Fund, Hartford MidCap Value HLS Fund and Hartford Value HLS Fund except as stated below.

         The advisory fee for the five new portfolios shall be accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the Fund:

         Hartford International Capital Appreciation HLS Fund, Hartford International Small Company HLS Fund and Hartford Focus HLS Fund

         NET ASSET VALUE                                      ANNUAL RATE
         ---------------                                      -----------
         First $250 million                                   0.65%
         Next $250 million                                    0.60%
         Over $500 million                                    0.55%

         Hartford MidCap Value HLS Fund and Hartford Value HLS Fund

         NET ASSET VALUE                                      ANNUAL RATE
         ---------------                                      -----------
         First $250 million                                   0.625%
         Next $250 million                                    0.575%
         Next $500 million                                    0.525%
         Over $1 billion                                      0.475%

         This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 30th day of April, 2001.

HL INVESTMENT ADVISORS, LLC                                  HARTFORD SERIES FUND, INC.
                                                             on behalf of:
                                                             Hartford Focus HLS Fund
                                                             Hartford International Capital Appreciation HLS Fund
                                                             Hartford International Small Company HLS Fund
                                                             Hartford MidCap Value HLS Fund
                                                             Hartford Value HLS Fund


By:      /s/ David M. Znamierowski                           By:      /s/ David M. Znamierowski
    --------------------------------                             ------------------------------
         David M. Znamierowski                                        David M. Znamierowski
      Senior Vice President                                           President